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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington D.C. 20549



                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): June 28, 1999

                       Commission File Number 333-24699



                     COLLINS & AIKMAN FLOORCOVERINGS, INC.
            (Exact name of registrant as specified in its chapter)



            Delaware                                 58-2151061
(State or other jurisdiction of           (IRS Employer Identification No.)
 incorporation or organization)

311 Smith Industrial Boulevard, Dalton, Georgia         30721
   (Address of principal executive offices)          (Zip Code)



      Registrant's telephone number, including area code:   (706) 259-9711
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ITEM 2.    ACQUISITION OR DISPOSITION OF ASSETS

          On June 28, 1999, Collins & Aikman Floorcoverings, Inc., a Delaware corporation (the "Registrant"), through Monterey Merger Company, Inc., a wholly-owned subsidiary of the Registrant (the "Merger Sub"), acquired all of the outstanding capital stock of Monterey Carpets, Inc., a Delaware corporation ("Monterey"), pursuant to an Agreement and Plan of Merger, dated June 4, 1999 (the "Agreement"). Simultaneous with the consummation of the Agreement, Merger Sub was merged with and into Monterey, with Monterey as the surviving corporation in the merger. The Agreement is attached hereto as Exhibit 2.2 and is incorporated herein by reference.

          Monterey is engaged in the design, manufacture and sale of commercial carpeting. The Registrant intends for Monterey to continue in its current line of operations.

          The consideration of $50.0 million, subject to a working capital adjustment, was determined through negotiations with the Registrant and Monterey. The consideration paid was financed through borrowings under the Registrant's existing credit facility, as amended (see below).

          In connection with this acquisition, the company amended its credit facility to, among other things, (i) expand the term loan facility to include a second term loan of $40.0 million, payable in quarterly installments due September 2002 through December 2003; (ii) allow greater flexibility in making acquisitions including the acquisition discussed above; and (iii) adjust certain restrictive covenants.


ITEM 7.   Financial Statements, Pro Forma Financial Information and Exhibits

(a)       Financial Statements of Businesses Acquired

          The required financial statements will be filed by amendment to this report no later than September 10, 1999.

(b)       Pro Forma Financial Information

          The required pro forma financial information will be filed by amendment to this report no later than September 10, 1999.

(c)       Exhibits

Exhibit
Number    Description
------    -----------

2.2 Agreement and Plan of Merger among Collins & Aikman Floorcoverings, Inc., Monterey Merger Company, Inc. and Monterey Carpets, Inc. dated June 4, 1999.


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                                   SIGNATURES



     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Dated:  July 9, 1999
                              COLLINS & AIKMAN FLOORCOVERINGS, INC.



                              By:    /s/  Darrel V. McCay
                              --------------------------------------------------
                                     Darrel V. McCay
                                     Vice-President and Chief Financial Officer
                                     (Duly Authorized Officer and Principal
                                     Financial and Accounting Officer)



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